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                                 EXHIBIT 99.12


                       COMPUTATIONAL MATERIALS DISCLAIMER

The attached tables and other statistical analyses (the "Computational Materials") are privileged and intended for use by the addressee only. These Computational Materials have been prepared by Greenwich Capital Markets, Inc. in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by Greenwich Capital Markets, Inc. and not by the issuer of the securities. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither Greenwich Capital Markets, Inc. nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials and any matter discussed in this communication. Once available, a final prospectus and prospectus supplement may be obtained by contacting the Greenwich Capital Markets, Inc. Trading Desk at (203) 625-6160.

Please be advised that the securities described herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.


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POPULAR 2005-B - PRICE/YIELD - AF5

Balance     $28,895,000.00     Delay              24
Coupon      5.128              Dated              7/1/2005
Settle      7/21/2005          First Payment      8/25/2005

Price                                           AF5-1                  AF5-2

                 WAL for Princ Pmts              4.40                   5.09
                     Mod Durn 30360              3.81                   4.32
                   Principal Window          34 - 202               38 - 234
                Principal Writedown             0.03%                  0.04%
Total Collat Loss (Collat Maturity)            31.66%                 32.37%


                             LIBORs               Fwd                    Fwd
                             Prepay  100 PricingSpeed       100 PricingSpeed
                            Default         32.18 CDR              24.73 CDR
                      Loss Severity               55%                    65%
                  Servicer Advances              100%                   100%
                    Liquidation Lag                10                     10
                           Triggers              FAIL                   FAIL
                Optional Redemption          Call (N)               Call (N)

    requests for popular transaction
1) breakeven CDR and cum loss for af4 and af5 assuming a) pricing speed b) to maturity c) fwd libor d)55% severity e)10 month lag f) failing triggers - also pls provide average life

2) same as #1 except run at 65% severity